Exhibit 99.2

Company Contact: Alan Catherall (770) 485-2527 Hayden Communications Brett Maas (646) 536-7331
PRESS RELEASE
FOR IMMEDIATE RELEASE
NUMEREX REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS
Wireless Network Services Platform and Solutions Enabling Capabilities
Enhanced by Satellite Acquisition
Record M2M Revenues of $15.2 Million with Record Digital Network Connections
ATLANTA, August 3, 2007 — Numerex Corp. (NASDAQ: NMRX), a leader in machine-to-machine (M2M) solutions and provider of wireless network services, today announced financial results for the second quarter and year-to-date 2007 results, reporting a net loss of $323,000 including certain accounting adjustments with respect to the write-off of analog inventory and stock-based compensation expenses, compared to net earnings of $883,000 for the comparable period of 2006. Basic and fully diluted losses per share were $0.02 for the second quarter of 2007 which compares to basic and fully diluted earnings per share of $0.07 for the second quarter of 2006. For the second quarter, non-GAAP net earnings were $14,000 compared to non-GAAP net earnings of $982,000 for the comparable period of 2006. All non-GAAP information is reconciled in the “Non-GAAP Condensed Consolidated Statement of Operations” table below.
Key financial results for the second quarter and first six months of 2007 compared to the second quarter and first six months of 2006:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	% Increase	2007	2006

Revenues (millions)	$15.2	$12.9	18%	$29.4	$24.7
Non-GAAP earnings (millions)	$—	$1.0	(24%)	$.6	$1.7
Non-GAAP EPS	$—	$0.08	(25%)	$.05	$0.14
Net earnings/(loss) (millions)	$(0.32)	$0.88	N/A	$.10	$1.4
Net EPS	$(0.02)	$0.07	N/A	$.01	$0.11
Net revenues in the second quarter of 2007 were $15.2 million compared to $12.9 million reported for same quarter last year, representing an 18% year over year growth. Revenues increased 7% sequentially from $14.2 million in the first quarter of 2007. Core wireless M2M revenues, which again represented over 90% of total revenues, were $13.8 million compared to $11.2 million for the second quarter of 2006 and $12.9 million for the first quarter of 2007.
“Our business has been evolving over the last several quarters to a broad network services focus with vastly improved enabling capabilities, which positions us well in serving market leading brands, especially with the addition of our satellite solutions business,” said Stratton Nicolaides, Chairman and CEO of Numerex. “We have been investing heavily in our network infrastructure, systems and processes, and have added several people who will be enormously valuable in assisting us to execute our strategy. Of course, this contributed significantly to the increase in our selling, general, and administrative expenses this year. In addition, this quarter marks a fundamental shift in the positioning and focus of the Company as a leading enabler of M2M applications and network services provider. The acquisition of Orbit One Communications, key strategic initiatives and significant customer wins, provides evidence of this evolution.”
Numerex’ strategy will see it focus on partnering with market leading brands. Numerex believes it is uniquely positioned for this market, with a complete solutions portfolio that will help its partners bring their applications to market faster, and with greater flexibility. Numerex’ services portfolio includes network transport, professional services, and proprietary back-end support, which have become stronger with the acquisition of the business of Orbit One Communications, an established leader in the provisioning of satellite data products and services to government agencies and emergency management services markets.
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Numerex recently announced a strategic collaboration with market leader GE Security, a wholly-owned subsidiary of the General Electric Company, to provide nationwide wireless services in support of GE’s industry-leading advanced technology real estate products, including its new ActiveKEY solution. Numerex enabled GE’s ActiveKey solution by providing network services, real-time network activations, 7x24 network monitoring services, and customer support.
Other highlights and key activity announced since our last earnings release include:
•	The award of M2M Gold Value Chain Awards to two Numerex customers, Southwest Dealer Services and Mexican Bottler, Bepensa, for their use of our expertise and technology in their wireless M2M tracking and information provision solutions.

•	The joint release in early July by CalAmp and Numerex of a comprehensive solution for the migration of M2M applications from analog to digital networks. This solution was developed in response to the Federal Communications Commissions’ (FCC) Analog Sunset Ruling, which becomes effective in February 2008 and was recently reaffirmed by the FCC.

•	The acquisition of Orbit One Communications, a leading provider of satellite solutions to government and emergency management services market.
Mr. Nicolaides continued, “The strategy of integrating our enabling solutions and network technologies to our customers’ applications is designed to drive service revenues and connections to our Numerex networks. We believe that in order to better serve the broader M2M markets, we needed to invest in building our network and services platforms to create a more robust environment with which to serve both the enterprise markets and, now, the government sector. In concert with our strategy, we changed our pricing model to focus on securing connections and long-term recurring revenues. The results were very positive as our wireless security business posted record unit sales during the quarter, almost 35% higher than the first quarter and more than double the number from the comparable quarter in 2006. As a result of our new pricing approach, we expect to significantly increase our future digital network connections.”
Gross margins for the second quarter of 2007 were 31% compared to just over 36% for the same period in 2006. The decline in margins was caused by our new pricing strategy which reduced net earnings for the quarter by approximately $740,000. We also wrote off analog inventory and the gross margin, adjusted for these two items, would have been approximately 35%. The decline in margins compared to those achieved during the second quarter of 2006 is the result of a higher mix of hardware sales, which earn a lower gross margin and are a greater portion of total revenues.
Operating expenses were $4.88 million for the current quarter compared to $3.70 for the second quarter of 2006 and $4.45 million for the prior sequential quarter, in part reflecting our new positioning in the M2M market. The significant majority of the total increase was driven by the growth in Selling, General and Administrative expenses which included salary and sales commission costs for the 19 additional people who have been hired in the last twelve months. Other expenses that increased were stock option costs of over $237,000, which more than doubled compared to the same quarter last year. In addition, responding to regulatory requirements such as Sarbanes-Oxley as well as compliance with FIN 48, Accounting for Uncertainty in Income Taxes resulted in additional costs for the Company. Expenses were also higher because of M&A activity in the quarter.
Net interest expense in the second quarter of 2007 increased to $356,000 compared to $69,000 in the same quarter in 2006. For the second quarter, we had debt levels of approximately $15 million that was incurred to pursue strategic alternatives. Numerex successfully achieved this objective by acquiring Orbit One, announced earlier, an established leader in the provisioning of satellite data products and services to government agencies and emergency services markets. Orbit One generates approximately $9 to $11 million in annual revenues and is profitable with a good balance of product and service revenue that is expected to generate attractive margins with good operating leverage and scale. The full press release can be viewed at www.nmrx.com
Mr. Nicolaides concluded, “We are very excited about the evolution of our business and the success of our recent strategic initiatives, which have helped transform Numerex into a leading enabler of solutions and provider of network services. While we will continue to entertain strategic opportunities, our primary focus in the short run will be to integrate Orbit One’s operations and execute our strategy. Along those lines, we have re-organized our operations into two key business units. Our network and technology group, which includes our satellite operations, will focus on enabling applications and the delivery of our networks services to brand leaders. Our integrated solutions group will concentrate on marketing, selling, and supporting our in-house branded solutions, including Uplink and Airdesk Mobile, and will service and support private labels or ‘white labels’, dealers and distributors. Numerex plans to continue to evolve and support these solutions, while leveraging the infrastructure put in place across new horizontal services platforms. Further, the Orbit One acquisition will provide the expertise to assist us in expanding into new verticals such as government agencies and the emergency management services sector. While we remain enthusiastic with respect to the Company’s prospects of continued growth, we intend to restart issuing revenue growth guidelines after the integration of our satellite business and the re-organization initiatives are complete.”
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Conference Call and Web Cast Information
Numerex will conduct a conference call today beginning at 9:00 am Eastern time. Dial in information for the conference call is as follows:
Domestic USA: (866) 356-4123
International: (617) 597-5393
Pass code: 37422204
A live web cast of the call will also be available on the Numerex web site at http://www.nmrx.com under the Investor Relations section. A replay of the conference call will be available two hours after the end of the call Dial in numbers for the replay are; Domestic USA (888) 286-8010; International (617) 801-6888: Replay pass code: 92649123
This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.
The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One’s revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.
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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2007	2006	Change	% Change	2007	2006	Change	%Change

Net sales:

Product	$10,113	$8,273	$1,840	22%	$19,388	$15,871	$3,517	22%

Service	5,057	4,620	437	9%	9,968	8,864	1,104	12%

Total net sales	15,170	12,893	2,277	18%	29,356	24,735	4,621	19%

Cost of product sales	9,168	6,716	2,452	37%	16,777	12,890	3,887	30%

Cost of services	1,282	1,471	(189)	-13%	2,485	2,905	(420)	-14%

Depreciation and amortization	12	40	(28)	-70%	32	83	(51)	-61%

Gross Profit	4,708	4,666	42	1%	10,062	8,857	1,205	14%

	31.0%	36.2%			34.3%	35.8%

Selling, general, and administrative expenses	3,867	2,938	929	32%	7,480	5,731	1,749	31%

Research and development expenses	334	280	54	19%	622	575	47	8%

Bad Debt Expense	162	83	79	96%	249	83	166	200%

Depreciation and amortization	518	395	123	31%	988	844	144	17%

Operating profit earnings	(172)	970	(1,142)	-118%	723	1,624	(901)	-55%

Interest expense	(356)	(69)	(287)	nm	(502)	(217)	(285)	nm

Other expense	(9)	(3)	(6)	nm	(18)	(1)	(17)	nm

Earnings before taxes	(537)	898	(1,435)	nm	204	1,406	(1,202)	nm

Provision for income taxes	(214)	15	(229)	nm	100	46	54	nm

Net earnings / (Loss)	$(323)	$883	(1,206)	-137%	$104	$1,360	(1,256)	-92%

Basic earnings per common share	$(0.02)	$0.07			$0.01	$0.11

Diluted earnings per common share	$(0.02)	$0.07			$0.01	$0.11

Number of shares used in per share calculation

Basic	13,156	12,307			13,081	12,275

Diluted	13,928	13,021			13,780	12,944
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Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Net Sales:	2007	2006	Change	2007	2006	Change

Wireless Data Communications
Product	$9,661	$7,810	$1,851	$18,574	$15,103	$3,471
Service	4,176	3,402	774	8,133	6,511	1,621

Sub-total	13,837	11,212	2,625	26,707	21,614	5,093
Digital Multimedia, Networking and Wireline Security
Product	452	463	(11)	813	768	45
Service	881	1,218	(337)	1,836	2,353	(517)

Sub-total	1,333	1,681	(348)	2,649	3,121	(472)
Total
Product	10,113	8,273	1,840	19,388	15,871	3,517
Service	5,057	4,620	437	9,968	8,864	1,104

Total net sales	15,170	12,893	2,277	29,356	24,735	4,620

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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2007				June 30, 2007
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Results	Adjustments		Results	Results	Adjustments		Results

Net sales:
Product	$10,113	$		$10,113	$19,388	$		$19,388
Service	5,057			5,057	9,968			9,968

Total net sales	15,170			15,170	29,356			29,356
Cost of product sales	9,168		(100)	9,068	16,777		(100)	16,677
Cost of services	1,282			1,294	2,485			2,517

Gross Profit	4,708		100	4,808	10,062		100	10,162
	31.0%			31.7%	34.3%			34.6%
Selling, general, and administrative expenses	3,867		(237)	3,629	7,480		(410)	7,070
Research and development expenses	334			334	622			622
Bad debt expense	162			162	249			249

Earnings before income taxes, depreciation and amortization	345		337	683	1,711		510	2,221
Depreciation and amortization	518			518	988			988

Operating earnings	(172)		337	165	723		510	1,233
Interest expense	(356)			(356)	(502)			(502)
Other expense	(9)			(9)	(18)			(18)

Earnings before income taxes	(537)		337	(200)	204		510	714
Provision for income taxes	(214)			(214)	100			100

Net earnings	$(323)		$337	$14	$104		$460	$614

Basic earnings (loss) per common share
Diluted earnings (loss) per common share	$(0.02)			$0.00	$0.01			$0..05
Number of shares used in per share calculation	$(0.02)			$0.00	$0.01			$0..04
Basic	13,156			13,156	13,081			13,081
Diluted	13,928			13,928	13,780			13,780

(a)	These Unaudited non-GAAP consolidated statements of operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statement of operations include; product sales at normalized prices, exclude lower of cost or market inventory adjustment and excludes stock options expense.
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Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2006			June 30, 2006
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results

Net sales:
Product	$8,273		$8,273	$15,871		$15,871
Service	4,620		4,620	8,864		8,864

Total net sales	12,892		12,892	24,735		24,735
Cost of product sales	6,716		6,716	12,890		12,890
Cost of services	1,511	(40)	1,471	2,989	(84)	2,905

Gross Profit	4,666	(40)	4,705	8,857	(84)	8,940
	36.2%		36.5%	35.8%		36.1%
Selling, general, and administrative expenses	2,938	(99)	2,839	5,733	(199)	5,534

Research and development expenses	280		280	575		575
Bad debt expense	83		83	81		81
Depreciation and amortization	395	40	435	844	84	928

Operating earnings (loss)	970	99	1,069	1,624	199	1,823

Interest expense	(69)		(69)	(218)	137	(81)

Other expense	(3)		(3)	(1)		(1)

Earnings (loss) before income taxes	898	99	997	1,406	336	1,742

Provision for income taxes	5		15	46		46

Net earnings	$883	$99	$982	$1,360	$336	$1,696

Basic earnings per common share	$0.07		$0.08	$0.11		$0.14
Diluted earnings per common share	$0.07		$0.08	$0.11		$0.13
Number of shares used in per share calculation
Basic	12,307		12,307	12,275		12,275
Diluted	13,021		13,021	12,944		12,944

(a)	These Unaudited non-GAAP consolidated statements of operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statement of operations exclude stock option expense and the conversion feature associated with the debt converted to equity.
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NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)

	June 30,	December 31,
	2007	2006
	(unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,311	$20,384
Short-term investments	8,051	—
Accounts receivable, less allowance for doubtful accounts of $1,069 at June 30, 2007 and $933 at December 31, 2006:	15,104	11,844
Inventory	5,552	2,755
Prepaid expenses and other current assets	3,019	1,677
Deferred tax asset — current	1,025	1,113

TOTAL CURRENT ASSETS	42,061	37,773
Property and Equipment, Net	1,312	1,287
Goodwill, Net	16,985	15,967
Other Intangibles, Net	6,465	6,734
Software, Net	2,121	1,815
Other Assets	653	747
Deferred tax asset — LT	2,070	2,070

TOTAL ASSETS	$71,667	$66,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,866	$7,651
Other current liabilities	2,127	2,270
Note payable, current	1,858	1,139
Deferred revenues	1,045	715
Obligations under capital leases, current portion	54	96

TOTAL CURRENT LIABILITIES	15,950	11,871
LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	327	339
Note Payable	12,181	12,763

TOTAL LONG TERM LIABILITIES	12,508	13,102
SHAREHOLDERS’ EQUITY
Preferred stock — no par value; authorized 3,000,000; none issued	—	—
Class A common stock — no par value; authorized 30,000,000; issued 14,568,549 shares at June 30, 2007 and 14,445,234 shares at December 31, 2006	44,670	43,133
Additional paid-in-capital	2,896	2,486
Treasury stock, at cost, 1,184,900 shares on June 30, 2007 and December 31, 2006	(5,053)	(5,053)
Class B common stock — no par value; authorized 5,000,000; none issued	—	—
Accumulated other comprehensive income (loss)	(8)	2
Accumulated earnings	705	852

TOTAL SHAREHOLDERS’ EQUITY	43,210	41,420

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$71,667	$66,393

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